Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-178076) of NetQin Mobile Inc. of our report dated March 30, 2012, relating to the consolidated financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

March 30, 2012